UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2012

CNO Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31792	75-3108137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11825 North Pennsylvania Street
Carmel, Indiana 46032
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (317) 817-6100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Current Report on Form 8-K/A is being filed as an amendment (this “Amendment No. 1”) to the Current Report on Form 8-K (Items 1.01, 2.03, 7.01, 8.01 and 9.01) filed by CNO Financial Group, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on September 4, 2011 (the “Original Filing”). The purpose of this Amendment No. 1 is to: (i) disclose the determination of the purchase price for the approximately $200.0 million in aggregate principal amount of the Company's 7.0% Convertible Senior Debentures due 2016 (the “Convertible Debentures”) calculated on September 7, 2012 pursuant to the formula set forth in the Debenture Repurchase Agreement, dated September 4, 2012 (the “Repurchase Agreement”) by and among the Company and Paulson Credit Opportunities Master Ltd. and Paulson Recovery Master Fund Ltd. (collectively, the “Paulson Holders”); and (ii) to file as an exhibit a copy of the Repurchase Agreement. Except for the foregoing, this Amendment No. 1 does not modify or update any other disclosure contained in the Original Filing, and this Amendment No. 1 should be read in connection with the Original Filing.

Item 1.01.	Entry into a Material Definitive Agreement.

On September 7, 2012, following the conclusion of a three trading day averaging period set forth in the Repurchase Agreement, the Company and the Paulson Holders determined that the purchase price per $1,000 principal amount of Convertible Debentures, calculated pursuant to the formula set forth in the Repurchase Agreement, is $1,775.5127 resulting in aggregate purchase price for the Convertible Debentures proposed to be repurchased from the Paulson Holders of approximately $355.1 million.

The closing of the repurchase of the Convertible Debentures from each of the Paulson Holders is expected to occur concurrently with the closing of the proposed financing transactions announced by the Company on September 4, 2012 and is subject to the satisfaction or waiver of customary representations, warranties, covenants and conditions to closing, including a financing condition that requires the completion of financing transactions, on terms and conditions satisfactory to the Company, resulting in gross proceeds to the Company of at least $900.0 million.

The Repurchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is hereby incorporated into this Item 2.03.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this current report (including the exhibits and attachments hereto) contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties. A discussion of factors that may affect future results is contained in the Company's filings with the SEC. The Company disclaims any obligation to update forward-looking statements, except as may be required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

10.1	Debenture Repurchase Agreement, dated September 4, 2012, among CNO Financial Group, Inc., Paulson Credit Opportunities Master Ltd. and Paulson Recovery Master Fund Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNO Financial Group, Inc.

Date: September 10, 2012
	By:	/s/ John R. Kline
John R. Kline
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Debenture Repurchase Agreement, dated September 4, 2012, among CNO Financial Group, Inc., Paulson Credit Opportunities Master Ltd. and Paulson Recovery Master Fund Ltd.